Exhibit 99.1

Horizon Technology Finance Announces
Fourth Quarter and Full Year 2016 Financial Results

Net Investment Income Covered Distributions for the Year

Achieved an Annualized Portfolio Yield of 14.9%

Well Positioned for Portfolio Growth in 2017

FARMINGTON, Conn., March 7, 2017 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (the “Company” or “Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter and Full Year 2016 Highlights

•	Earned net investment income of $3.8 million, or $0.33 per share, for the quarter and $17.1 million, or $1.48 per share, for the year
•	Achieved an annualized portfolio yield of 14.2% for the quarter and 14.9% for the year
•	Total liquidity of $41.7 million at year end
•	Ended the year with an investment portfolio of $194.0 million
•	Net asset value equaled $139.2 million, or $12.09 per share, at year end
•	Asset coverage for borrowed amounts of 245% as of December 31, 2016
•	Floating rate loans comprised 96% of the outstanding principal of the loan portfolio at year end
•	Funded $13.8 million in loans for the quarter and $57.8 million for the full year
•	Experienced liquidity events from three portfolio companies in the quarter and 13 companies for the year
•	At year end, held a portfolio of warrant and equity positions in 83 portfolio companies
•	Declared distributions of $0.10 per share payable in each of April, May and June 2017, increasing cumulative declared distributions to $9.32 per share since going public in October 2010
•	Repurchased 48,160 shares of Horizon’s common stock during the year at an average price of $10.66 on the open market at a total cost of $0.5 million

“In 2016, Horizon maintained its disciplined approach to sourcing growth capital loans with attractive on-boarding yields, while it bolstered its investment platform’s capabilities to capitalize on opportunities in the life science and healthcare technology markets,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon. “Our strategy allowed us to successfully cover our distributions with net investment income for the year. In addition, we realized profitable liquidity events from 13 portfolio companies, which contributed to our portfolio yield.”

Mr. Pomeroy continued, “As we enter 2017, we have the liquidity to grow the portfolio by selectively originating new loans. With the addition of two new members to our healthcare and life sciences team, who will broaden and strengthen our existing capabilities, we believe Horizon is well positioned over the coming quarters to continue to take advantage of the opportunities to invest in promising growth-stage companies in our targeted industries.” Mr. Pomeroy concluded, “Moving ahead, we remain committed to creating long-term shareholder value by funding loans with appropriate risk-adjusted returns.”

Operating Results

Total investment income was $7.0 million for the three months ended December 31, 2016, as compared to $8.6 million for the three months ended December 31, 2015. The year-over-year decrease in total investment income is primarily due to lower interest income on investments resulting from the smaller average size of the loan portfolio. For the years ended December 31, 2016 and 2015, total investment income was $33.0 million and $31.1 million, respectively.

The Company’s dollar-weighted annualized portfolio yield on average loans for the three months ended December 31, 2016 and 2015 was 14.2%. Horizon’s dollar-weighted annualized portfolio yield on average loans for the years ended December 31, 2016 and 2015 was 14.9% and 14.2%, respectively.

Total net expenses for the three months ended December 31, 2016 were $3.1 million, as compared to $4.5 million for the three months ended December 31, 2015. Interest expense decreased slightly year-over-year primarily due to a decrease in average borrowings. Base management fee decreased year-over-year primarily due to a decrease in the average size of our investment portfolio. For the three months ended December 31, 2016, the Company did not incur an incentive fee expense as the incentive fee on pre-incentive fee net investment income was subject to the incentive fee cap and deferral mechanism under the Company's Investment Management Agreement, which resulted in $0.8 million of reduced expense and additional net investment income. Total net expenses for the year ended December 31, 2016 decreased by $1.1 million, to $16.0 million, as compared to $17.1 million for the year ended December 31, 2015.

Net investment income for the three months ended December 31, 2016 was $3.8 million, or $0.33 per share, as compared to $4.1 million, or $0.35 per share, for the three months ended December 31, 2015. For the years ended December 31, 2016 and 2015, net investment income was $17.1 million, or $1.48 per share, and $14.0 million, or $1.25 per share, respectively.

For the three months ended December 31, 2016, the net realized loss on investments was $4.9 million, or $0.43 per share, as compared to net realized gain on investments of $0.1 million, or $0.01 per share, for the three months ended December 31, 2015. For the years ended December 31, 2016 and 2015, the net realized loss on investments was $7.8 million, or $0.67 per share, and $1.7 million, or $0.15 per share, respectively.

For the three months ended December 31, 2016, the net unrealized appreciation on investments was $0.5 million, or $0.05 per share, as compared to net unrealized depreciation on investments of $1.4 million, or $0.12 per share, for the three months ended December 31, 2015. For the year ended December 31, 2016, the net unrealized depreciation on investments was $14.2 million, or $1.24 per share, as compared to net unrealized depreciation on investments of $0.5 million, or $0.04 per share, for the year ended December 31, 2015.

Portfolio Summary and Investment Activity

As of December 31, 2016, the Company’s debt portfolio consisted of 44 secured loans with an aggregate fair value of $186.2 million. In addition, the Company’s total warrant, equity and other investments in 85 portfolio companies had an aggregate fair value of $7.8 million as of December 31, 2016. Total portfolio investment activity as of and for the three months and years ended December 31, 2016 and 2015 was as follows:

($ in thousands)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Beginning portfolio	$208,177	$249,033	$250,267	$205,101
New debt investments	14,635	18,500	59,858	123,281
Principal payments received on investments	(13,778)	(8,041)	(49,403)	(27,016)
Early pay-offs	(12,667)	(8,006)	(46,357)	(47,624)
Accretion of debt investment fees	439	335	1,562	1,350
New debt investment fees	(217)	(188)	(931)	(1,147)
New equity	17	101	84	101
Sale of investments	(45)	(91)	(984)	(1,669)
Net realized (loss) gain on investments	(4,913)	72	(7,696)	(1,620)
Net unrealized appreciation (depreciation) on investments	2,355	(1,448)	(12,397)	(490)
Ending portfolio	$194,003	$250,267	$194,003	$250,267

Net Asset Value

At December 31, 2016, the Company’s net assets were $139.2 million, or $12.09 per share, as compared to $159.8 million, or $13.85 per share, as of December 31, 2015, and $143.7 million, or $12.44 per share, as of September 30, 2016.

For the three months ended December 31, 2016, the net decrease in net assets resulting from operations was $0.6 million, or $0.05 per share, compared with a net increase in net assets of $2.7 million, or $0.22 per share, for the three months ended December 31, 2015. For the year ended December 31, 2016, the net decrease in net assets resulting from operations was $4.9 million, or $0.43 per share, as compared to a net increase in net assets of $11.9 million, or $1.06 per share, for the year ended December 31, 2015.

Portfolio Asset Quality

The following table shows the classification of Horizon’s loan portfolio at fair value by internal credit rating as of December 31, 2016 and December 31, 2015:

($ in thousands)	December 31, 2016			December 31, 2015
	Number of Investments	Debt Investments at Fair Value	Percentage of Debt Investments	Number of Investments	Debt Investments at Fair Value	Percentage of Debt Investments
Credit Rating
4	6	$29,721	16.0%	7	$23,603	9.8%
3	28	131,605	70.6	37	199,185	82.2
2	6	13,360	7.2	7	18,879	7.8
1	4	11,500	6.2	1	500	0.2
Total	44	$186,186	100.0%	52	$242,167	100.0%

As of December 31, 2016 and December 31, 2015, Horizon’s loan portfolio had a weighted average credit rating of 3.0, with 4 being the highest credit quality rating and 3 being the rating for a standard level of risk. A rating of 2 represents an increased level of risk and, while no loss is currently anticipated for a 2-rated loan, there is potential for future loss of principal. A rating of 1 represents a deteriorating credit quality and high degree of risk of loss of principal. As of December 31, 2016, there were four debt investments with an internal credit rating of 1, with a cost of $26.2 million and a fair value of $11.5 million. As of December 31, 2015, there was one debt investment with an internal credit rating of 1, with a cost of $2.7 million and a fair value of $0.5 million.

Liquidity Events

Horizon experienced liquidity events from three portfolio companies in the quarter ended December 31, 2016, increasing the total number of portfolio company liquidity events to 13 for the full year. Liquidity events for Horizon may consist of the sale of warrants or equity in portfolio companies, loan prepayments, sale of owned assets or receipt of success fees.

In November, Additech, Inc. (“Additech”) prepaid the outstanding principal balance of $3.8 million on its venture loan, plus interest and end-of-term payment. Horizon continues to hold warrants in Additech.

In November, Crowdstar, Inc. (“Crowdstar”) prepaid the outstanding principal balance of $1.3 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon also received proceeds from the exercise and sale of warrants in Crowdstar.

In December, Medsphere Systems Corporation (“Medsphere”) prepaid the outstanding principal balance of $7.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in Medsphere.

Liquidity and Capital Resources

As of December 31, 2016, the Company had $41.7 million in available liquidity, including $37.1 million in cash and $4.6 million in funds available under existing credit facility commitments.

At December 31, 2016, there was $63.0 million outstanding under the $95 million revolving credit facility. The facility allows for an increase in the total loan commitment up to an aggregate commitment of $150 million. There can be no assurance that any additional lenders will make any commitments under the facility.

As of December 31, 2016, the Company’s debt to equity leverage ratio was 69%, and the asset coverage ratio for borrowed amounts was 245%.

Stock Repurchase Program

On July 29, 2016, the Company’s board of directors extended the Company’s previously authorized stock repurchase program until the earlier of June 30, 2017 or the repurchase of $5.0 million of the Company’s common stock. During the year ended December 31, 2016, the Company repurchased 48,160 shares of its common stock at an average price of $10.66 on the open market at a total cost of $0.5 million. From the inception of the stock repurchase program through December 31, 2016, the Company has repurchased 161,542 shares of its common stock at an average price of $11.27 on the open market at a total cost of $1.8 million.

Monthly Distributions Declared in First Quarter 2017

On March 3, 2017, the Company’s board of directors declared monthly distributions of $0.10 per share payable in each of April, May and June 2017. The following table shows these monthly distributions, which total $0.30 per share:

Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
March 16, 2017	March 20, 2017	April 18, 2017	$0.10
April 19, 2017	April 21, 2017	May 16, 2017	$0.10
May 17, 2017	May 19, 2017	June 15, 2017	$0.10
		Total:	$0.30

After paying distributions of $1.26 per share deemed paid for tax purposes in 2016, declaring on October 28, 2016 a distribution of $0.10 per share payable January 13, 2017, and taxable earnings of $1.41 per share for the quarter, the Company’s undistributed spillover income as of December 31, 2016 was $0.15 per share. Spillover income includes any ordinary income and net capital gains from the preceding tax years that were not distributed during such tax years.

When declaring distributions, the Horizon board of directors reviews estimates of taxable income available for distribution, which may differ from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition, and (iii) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each tax year, as well as the tax attributes for distributions in such tax year, will be made after the close of the tax year.

Conference Call

The Company will host a conference call on Wednesday, March 8, 2017 at 9:00 a.m. ET to discuss its latest corporate developments and financial results. The dial-in number for callers in the U.S. is (877) 677-9112, and the dial-in number for international callers is (708) 290-1396. The access code for all callers is 54511994.

A live webcast will be available on the Company’s website at www.horizontechfinance.com.

A replay of the call will be available through March 10, 2017. To access the replay, please dial (855) 859-2056 in the United States and (404) 537-3406 outside the United States, and then enter the access code 54511994. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Pleasanton, California, Reston, Virginia and Boston, Massachusetts. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:
Horizon Technology Finance	Investor Relations and Media Contact:
Daniel R. Trolio	The IGB Group
Chief Financial Officer	Scott Eckstein / Leon Berman
(860) 674-9977	(212) 477-8261 / (212) 477-8438
dtrolio@horizontechfinance.com	seckstein@igbir.com / lberman@igbir.com

Horizon Technology Finance Corporation and Subsidiaries

Consolidated Statements of Assets and Liabilities
(Dollars in thousands, except share and per share data)

	December 31,
	2016	2015

Assets
Non-affiliate investments at fair value (cost of $211,627 and $255,494, respectively)	$194,003	$250,267
Investments in money market funds	—	285
Cash	37,135	20,765
Restricted investments in money market funds	—	1,091
Interest receivable	6,036	6,258
Other assets	2,078	2,230
Total assets	$239,252	$280,896

Liabilities
Borrowings	$95,597	$114,954
Distributions payable	3,453	3,980
Base management fee payable	337	385
Incentive fee payable	—	1,028
Other accrued expenses	673	798
Total liabilities	100,060	121,145

Net assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2016 and 2015	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 11,671,966 and 11,648,594 shares issued and 11,510,424 and 11,535,212 shares outstanding as of December 31, 2016 and 2015, respectively	12	12
Paid-in capital in excess of par	179,551	179,707
Distributions in excess of net investment income	(397)	(2,006)
Net unrealized depreciation on investments	(19,463)	(5,227)
Net realized loss on investments	(20,511)	(12,735)
Total net assets	139,192	159,751
Total liabilities and net assets	$239,252	$280,896
Net asset value per common share	$12.09	$13.85

Horizon Technology Finance Corporation and Subsidiaries

Consolidated Statements of Operations
(Dollars in thousands, except share and per share data)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Investment income
Interest income on non-affiliate investments	$6,787	$7,784	$31,397	$28,650
Fee income on non-affiliate investments	200	776	1,587	2,460
Total investment income	6,987	8,560	32,984	31,110
Expenses
Interest expense	1,412	1,466	5,878	5,757
Base management fee	1,061	1,291	4,727	4,747
Performance based incentive fee	—	1,028	2,126	3,501
Administrative fee	116	247	869	1,124
Professional fees	327	317	1,486	1,308
General and administrative	205	246	886	1,023
Total expenses	3,121	4,595	15,972	17,460
Management and performance based incentive fees waived	—	(139)	—	(346)
Net expenses	3,121	4,456	15,972	17,114
Net investment income before excise tax	3,866	4,104	17,012	13,996
Provision (credit) for excise tax	51	—	(87)	—
Net investment income	3,815	4,104	17,099	13,996

Net realized and unrealized loss on investments
Net realized (loss) gain on investments	(4,919)	73	(7,776)	(1,650)
Net unrealized appreciation (depreciation) on investments	516	(1,449)	(14,236)	(490)
Net realized and unrealized loss on investments	(4,403)	(1,376)	(22,012)	(2,140)

Net (decrease) increase in net assets resulting from operations	$(588)	$2,728	$(4,913)	$11,856
Net investment income per common share	$0.33	$0.35	$1.48	$1.25
Net (decrease) increase in net assets per common share	$(0.05)	$0.22	$(0.43)	$1.06
Distributions declared per share	$0.30	$0.345	$1.335	$1.38
Weighted average shares outstanding	11,542,855	11,628,580	11,543,708	11,180,864